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                                                              Exhibit 23.3

                     CONSENT OF PRICE WATERHOUSE LLP

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated September 4, 1996 relating to the financial statements of Ralston Resorts, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

Price Waterhouse LLP

Denver, Colorado

September 13, 1996